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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported)

                    May 31, 1999 as amended December 9, 1999



                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
                  ---------------------------------------------
               (Exact name of registrant as specified in charter)


    New York                       333-11961                      25-0659306
    --------                       ---------                      ----------
(State or other                   (Commission                    (IRS Employer
jurisdiction of                   File Number)                  Identification
 incorporation)                                                      Number)


           One Mellon Bank Center, Pittsburgh, Pennsylvania 15258-0001
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (412) 234-5000
                                                           --------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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         The Registrant's Current Report on Form 8-K for the month ended May 31,
1999 and filed July 8, 1999 is hereby amended to read in its entirety as set forth below.

         This report reflects the correction of an error in the computation of the average beginning of month principal receivables for January through May 1999. The actual average is $1,847,000 more than originally reported. The report also reflects the correction of an error in the computation of interest and fee income for the five months ended May 31, 1999. The actual amount is $1,495,000 more than originally reported. All derived values have been recalculated, including the Annualized Portfolio Yield, which is 66 basis points higher than originally reported. The notation "(*)" in the attached tables indicates those items which have been revised. All distributions and allocations were made as required by the Pooling and Servicing Agreement and Series Supplement, and all required amounts were deposited in the Excess Funding Account.


Item 5.  Other Events

         The tables attached hereto as Exhibit 19.1 (the "Updated Tables") update the tables contained on pages 37 through 41 (the "Original Tables") of the Mellon Bank Premium Finance Loan Master Trust Prospectus, dated December 12, 1996 (the "Prospectus"), which forms a part of the Registration Statement on Form S-3, No. 333-11961. The "Geographic Concentration" table appearing on pages 38 and 39 of the Prospectus has been updated to reflect the fact that additional states became Permitted States and that address changes for insureds have occurred. The table under the caption "Loan Loss Experience" has been updated to set forth loss experience for the Identified Portfolio for the five month periods ended May 31, 1999 and 1998, respectively, and the years ended December 31, 1998 and 1997, respectively. The table under the caption "Loan Delinquency Experience Following Cancellation" has been updated to add a new table to show delinquency experience for the Identified Portfolio for the five month periods ended May 31, 1999 and 1998, respectively, and the years ended December 31, 1998 and 1997, respectively. The table under the caption "Originators' Portfolio Yield" has been updated to add a new table to show portfolio yield information for the Identified Portfolio for the five month periods ended May 31, 1999 and 1998, respectively, and the years ended December 31, 1998 and 1997, respectively. Capitalized but undefined terms used herein have the meanings set forth in the Prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS


         The Annualized Portfolio Yield for the five month period ended May 31, 1999 was 10.51% as compared to 11.54% for the five month period ended May 31, 1998, and was 11.30% and 11.29% for the years ended December 31, 1998 and 1997, respectively. There are two primary reasons for the decrease between the comparative five month periods. First, the cost of the Servicer's funds has declined over the past twelve months, and the Servicer has passed its lower costs on to its customers. Second, the Servicer's increased marketing focus on larger loans, together with increased competition from insurance companies in extending financing terms for small and medium loans, have resulted in a greater concentration of larger loans, generally at comparatively lower rates, in the portfolio.


         Net charge offs, as an annualized percentage of the average outstanding principal balance of loans in the Identified Portfolio, increased to 0.41% for the year ended December 31, 1998 from 0.16% for the year ended December 31, 1997. This increase resulted from two factors.

                  First, the Servicer's policy is generally to charge off loans if uncollected 270 days after cancellation of the related insurance policy. As a result, in any period the annualized percentage of charge-offs is affected by the delinquency profile of loans in the pool at the beginning of the period. A beginning of period pool characterized by delinquencies which are relatively low in number and/or of relatively short duration will tend to have, all other things being equal, a relatively lower annualized percentage of charge-offs in the period. The Identified Portfolio was initially constituted in December, 1996 with a bulk transfer of loans to the Trust. One of the requirements for the loans to be transferred was that the loans could not at the time of transfer have been delinquent for more than thirty days. Consequently, the Identified Portfolio at the beginning of the year ended December 31, 1997 (approximately two weeks after the initial transfer of loans to the Trust), contained a relatively low proportion of loans delinquent for more than thirty days. By comparison, the delinquency profile of the loans in the Identified Portfolio at the beginning of the year ended December 31, 1998 was not so affected by a bulk transfer of non-delinquent loans shortly prior to the beginning of the period. As a consequence, the annualized net charge-off percentage for the latter period increased.


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         The increase in the annualized net charge-off percentage also resulted from lower originations of new loans which, when compared to charge-offs resulting in part from higher originations in the prior period, yielded a higher charge-off percentage; economic pressures affecting the insurance industry, which resulted in insurance companies being more assertive in resisting making unearned premium refunds; the utilization of new insurance agents and increased extended payment terms, which resulted in increased risk of nonpayment; and higher levels of borrower bankruptcies.


         In the accompanying table "Originators' Portfolio Yield/Identified Portfolio", the Average Month Outstanding Principal Balance Receivables for the five month periods ended May 31, 1999 and 1998, respectively, and the year ended December 31, 1998 do not include amounts held on deposit during such periods in the Excess Funding Account, and the Interest and Fee Income does not include earnings on amounts so held on deposit. Funds were deposited in the Excess Funding Account in January, March, April, May, June, September and December 1998 and each month of 1999 for the purpose of maintaining the required Minimum Transferor Interest under the Pooling and Servicing Agreement. If the amounts so held on deposit and the earnings on such amounts had been included in the table, the Average Revenue Yield for (1) the five month period ended May 31, 1999 would have been 10.30% as compared to 10.51%, (2) the five month period ended May 31, 1998 would have been 11.41% as compared to 11.54% and (3) the year ended December 31, 1998 would have been 11.20% as compared to 11.30% set forth in the accompanying "Originators' Portfolio Yield/Identified Portfolio" table.


         The Average Month Outstanding Principal Balance Receivables for the five month period ended May 31, 1999 was $518,921,000 as compared to $532,761,000 for the five month period ended May 31, 1998, and $536,913,000 and $562,229,000 for the years ended December 31, 1998 and 1997, respectively. The decrease has resulted primarily from a reduction in the overall market for premium finance loans as insurance companies have begun to extend financing terms to insureds. At May 31, 1999, the outstanding principal balance of Receivables was $537,354,184.37. At such date, no amounts were held in the Excess Funding Account.


         As of June 30, 1998, the Pooling and Servicing Agreement was amended so as to permit the transfer to the Trust of Receivables represented by Premium Finance Agreements financing insurance policies which included policies written by Lloyds of London, subject to other limitations contained in the Pooling and Servicing Agreement. The amendment also confirms the prohibition of the transfer to the Trust of Receivables relating to any insurance carrier known to any of the Originators or the Transferor to be subject of any insolvency, receivership or other similar proceedings. The additional Receivables permitted by this amendment began to be transferred to the Trust on July 1, 1998.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(c)      Exhibits

Exhibit No.
-----------

    19.1    Updated Tables



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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
                  ---------------------------------------------
                                  (Registrant)


                                     By: AFCO Credit Corporation, on behalf of
                                         Mellon Bank Premium Finance Loan
                                         Master Trust



                                     By: /s/ C. LEONARD O'CONNELL
                                         --------------------------------------
                                         Name:  C. Leonard O'Connell
                                         Title: Senior Vice President, Treasurer
                                                and Chief Financial Officer



Date: December 9, 1999




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                                 EXHIBIT INDEX
                                 -------------


     Exhibit Number           Description            Method of Filing
     --------------           -----------            ----------------
          19.1                Updated Tables          Filed herewith




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